UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Watsco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Watsco, Inc.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Date:	[ , , 2009]

Time:	[ ] a.m., Eastern Daylight Time

Place:	[ ]
[ ]
[ ]
Purpose:	1. For the holders of Common stock to elect three directors and for the holders of Class B common stock to elect three directors.

2.      To consider and act upon a proposal to approve, adopt and ratify the Company’s Amended and Restated 2001 Incentive Compensation Plan which increases the amount of shares of Common Stock of the Company reserved for issuance from 3,000,000 to 4,000,000 shares.

3.      To consider and act upon a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that vacancies filled by the Board of Directors be subject to reelection at the next annual meeting of shareholders.

4. To consider and act upon a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock.

5. To consider any other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were a record owner of our common stock (NYSE: WSO and AMEX: WSOB) at the close of business on April 9, 2009.

Proxy Voting:	Whether or not you expect to be present, please sign and date the enclosed proxy card and return it in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By order of the Board of Directors,

BARRY S. LOGAN

Senior Vice President and Secretary

Coconut Grove, Florida

[                    ], 2009

This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

*	To be voted on at the meeting

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING TO BE HELD ON [                    ], 2009

The Company’s Proxy Statement and Annual Report to Shareholders are available at:

http://www.watsco.com

INFORMATION ABOUT OUR ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc. of proxies from the holders of our Common stock, par value $.50 per share and our Class B common stock, par value $.50 per share for use at our 2009 annual meeting of shareholders.

This proxy statement and the enclosed form of proxy are being mailed to holders of our Common stock and our Class B common stock on or about [            ], 2009. Shareholders should review the information provided in this proxy statement in conjunction with our 2008 Annual Report which accompanies this proxy statement. In this proxy statement, we refer to Watsco, Inc. as Watsco, we, us, our and the Company.

Our principal executive offices are located at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.

When and where is the annual meeting?

We will hold the Annual Shareholders’ Meeting on [            ,     ], 2009, at [            ], Eastern Daylight Time at [            ].

What am I voting on?

1.	You are voting on the election of directors as follows:

a.	For the holders of Common stock to elect the following three directors:

•	Robert L. Berner III to hold office until the 2010 annual meeting of shareholders;

•	Denise Dickins to hold office until the 2011 annual meeting of shareholders; and

•	Gary L. Tapella to hold office until the 2012 annual meeting of shareholders or, in each case, until their successors are duly elected and qualified; and

b.	For the holders of Class B common stock to elect the following three directors:

•	Frederick H. Joseph to hold office until the 2011 annual meeting of shareholders; and

•	Cesar L. Alvarez and Albert H. Nahmad to hold office until the 2012 annual meeting of shareholders or in each case, until their successors are duly elected and qualified.

2.	You are voting on a proposal to approve, adopt and ratify the Company’s Amended and Restated 2001 Incentive Compensation Plan (the “2001 Plan”) which increases the amount of shares of Common Stock of the Company reserved for issuance from 3,000,000 to 4,000,000 shares.

3.	You are voting on a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that vacancies filled by the Board of Directors be subject to reelection at the next annual meeting of shareholders.

4.	You are voting on a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock.

5.	You will also be voting on such other business, if any, as may properly come before the meeting.

In addition, management will discuss the performance of the Company and respond to questions from shareholders.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote FOR the election of each of the director nominees.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) “FOR” the election of the respective nominees for director named in this proxy statement, (b) “FOR” the proposal to approve, adopt and ratify the Company’s 2001 Plan, (c) “FOR” the proposal to amend the Company’s Amended and Restated Articles of Incorporation to provide that vacancies filled by the Board of Directors be subject to reelection at the next annual meeting of shareholders, (d) “FOR” the proposal to amend the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock and (e) in accordance with the recommendation of the Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

Who can vote?

The Board of Directors has set April 9, 2009 as the record date for the annual meeting. Holders of Watsco Common and Class B common stock at the close of business on the record date are entitled to vote their shares at the annual meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 24,638,100 shares of our Common stock outstanding (representing 30,960,750 shares issued less 6,322,650 shares held in treasury) and 3,906,674 shares of our Class B common stock outstanding (representing 3,954,937 shares issued less 48,263 shares held in treasury), all of which are entitled to be voted.

A list of shareholders will be available at our executive offices at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

What are the voting rights of the holders of Watsco Common stock and Class B common stock?

Holders of our Common stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25% of our directors (rounded up to the next whole number), which presently equates to three directors. Holders of our Class B common stock are entitled to 10 votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75% of our directors (rounded down to the next whole number), which presently equates to six directors. Holders of our Common stock and our Class B common stock vote together as a single class on all matters except election of directors or as otherwise provided by applicable law.

What is a shareholder of record?

You are a shareholder of record if you are registered as a shareholder with our transfer agent, American Stock Transfer & Trust Company.

What is a beneficial shareholder?

You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (nominee) holds your shares. This is often called ownership in “street name,” since your name does not appear anywhere in our records.

How many votes are needed for the proposals to pass?

For purposes of electing directors at the annual meeting, the nominees receiving the greatest numbers of votes of Common stock and Class B common stock, voting as separate classes to the extent they are entitled to vote on a nominee shall be elected as directors. The affirmative vote of a majority of votes of Common stock and Class B common stock, outstanding, in person or by proxy at the annual meeting and voting together as a single class, is required for any other matter that may be submitted to a vote of our shareholders.

A properly executed proxy marked “WITHHOLD VOTE” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

What if I abstain from voting on a proposal?

Proxies received but marked “ABSTAIN” and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast “FOR” or “AGAINST” any given matter. Thus, abstentions and broker non-votes have the same effect as votes cast against the proposals requiring a majority or greater percentage of the outstanding shares entitled to vote but do not have any effect on proposals requiring a majority or plurality of the shares present and entitled to vote. If less than a majority of the combined voting power of the outstanding shares of Common stock and Class B common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What is a quorum?

The presence at the meeting, in person or by proxy, of the holders of Common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 24,638,100 shares of Common stock outstanding and 3,906,674 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting.

As of the record date, our directors and executive officers and entities affiliated with these persons owned (i) Common stock representing 1.7% of the outstanding shares of Common stock and (ii) Class B common stock representing 93.0% of the outstanding shares of Class B common stock, together representing 57.7% of the aggregated combined votes of Common stock and Class B common stock entitled to be cast at the annual meeting. Such persons and entities represent a majority of the combined voting power of the outstanding shares of stock on the record date and thus constitute a quorum and have informed us that they intend to vote all of their shares of Common stock and Class B common stock in favor of all proposals set forth in the proxy statement.

Who can attend the annual meeting?

Only shareholders as of the record date (or their duly appointed proxies), and our invited guests are permitted to attend the annual meeting. To gain admittance, you must bring valid photo identification to the meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you must bring a brokerage statement reflecting your share ownership as of the record date, a legal proxy from the broker to vote the shares that are held for your benefit and valid photo identification. Please note that attendees will be subject to security inspections.

How do I vote?

You can vote in any of the following ways.

•	To vote by mail—mark, sign and date your proxy card and return it in the enclosed envelope.

•	To vote in person if you are a shareholder of record—attend our annual meeting, bring valid photo identification and deliver your completed proxy card in person.

•

To vote in person if you are a beneficial shareholder—attend our annual meeting, bring valid photo identification and obtain a legal proxy from your broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

How do I change my vote?

A shareholder of record may revoke a proxy by giving written notice of revocation to our Secretary at our headquarters before the meeting, by delivering a duly executed proxy bearing a later date or by voting in person at the annual meeting. If you are a beneficial shareholder, you may change your vote by following the nominee’s procedures for revoking or changing your proxy.

Who tabulates the votes?

Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common stock and Class B common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

We pay the cost of soliciting your proxy and reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, solicitations may also be made by letter, facsimile and telephone. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration.

STOCK OWNERSHIP

Who are the largest owners of our stock? How much stock do our Directors and Named Executive Officers own?

The following table shows information regarding the beneficial ownership of our Common stock and Class B common stock for the following:

(i)	each shareholder known by us to beneficially own more than 5% of any class of our voting securities,

(ii)	each of our directors and director nominees,

(iii)	each executive officer named in the Summary Compensation Table in “Executive Compensation,” and

(iv)	all directors and Named Executive Officers (“NEOs”) as a group.

The table also shows, in the final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law. All information is as of the record date.

Name and Address Of Beneficial Owners(1)	Common Stock Beneficially Owned (2)		Class B Common Stock Beneficially Owned (2)		Combined Percent of Voting
	Shares	Percent	Shares	Percent	Securities (2)
Shareholders owning more than 5% of any class of Common Stock:

Barclays Global Investors, NA (3)	3,207,809	13.0%	—	—	5.0%
Capital World Investors (4)	2,608,900	10.6	—	—	4.1
Earnest Partners, LLC (5)	1,889,059	7.7	—	—	3.0
SMALLCAP World Fund, Inc. (6)	1,394,000	5.7	—	—	2.2
Frontier Capital Management Co., LLC (7)	1,280,836	5.2	—	—	2.0
Alna Capital Associates, LP (8)	—	—	766,886	19.6%	12.0%

Directors and Named Executive Officers:

Albert H. Nahmad (9)	1,081	*	3,849,188	91.5%	57.7%
Barry S. Logan (10)	173,247	*	108,957	2.8	2.0
Ana M. Menendez (11)	101,035	*	—	—	*
Bob L. Moss (12)	84,441	*	—	—	*
Paul W. Johnston (13)	68,131	*	—	—	*
Paul F. Manley (14)	61,373	*	1,255	*	*
Stephen R. Combs (15)	57,617	*	—	—	*
Cesar L. Alvarez (16)	55,313	*	—	—	*
Gary L. Tapella (17)	38,670	*	—	—	*
Robert L. Berner III (18)	24,334	*	—	—	*
Denise Dickins (19)	23,584	*	—	—	*
George P. Sape (20)	20,000	*	—	—	*
Frederick H. Joseph (21)	10,000	*	—	—	*
All directors, director nominees and named executive officers as a group (13 persons) (22)	718,826	2.9%	3,959,400	93.6%	59.9%

*	Less than 1%.

(1)	Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is c/o Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.

(2)	Percentages are based on 24,638,100 shares of Common stock and 3,906,674 shares of Class B common stock issued and outstanding as of the record date plus the number of potential shares of stock that beneficial owners may acquire within 60 days of the record date through the exercise of, exchange, or conversion of options or other rights. The number and percentage of shares beneficially owned is determined in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable rules of the Securities and Exchange Commission, although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of, exchange, or conversion of options or other rights, and the Class B common stock is immediately convertible into Common stock on a one-for-one basis, the number of shares set forth opposite each shareholder’s name does not include shares of Common stock issuable upon conversion of our Class B common stock.

(3)	Based on Schedule 13G filed on February 5, 2009. Barclays Global Investors, NA is a bank as defined in section 3(a)(6) of the Act (15 U.S.C. 78c). Consists of (i) 508,083 shares of Common stock beneficially owned by Barclays Global Investors, NA; (ii) 2,680,814 shares of Common stock beneficially owned by Barclays Global Fund Advisors, an investment adviser; and (iii) 18,912 shares of Common stock beneficially owned by Barclays Global Investors, Ltd., a bank. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, California 94105.

(4)	Based on Schedule 13G/A filed on February 12, 2009. Capital World Investors, an investment adviser, has sole dispositive power over 2,608,900 of such shares and sole voting power over 901,000 of such shares. The Income Fund of America, Inc., an investment company managed by Capital Research and Management Company who manages the equity assets for various investment companies through Capital World Investors has sole voting power over 1,707,900 of such shares. The address of Capital World Investors and The Income Fund of America, Inc. is 333 South Hope Street, Los Angeles, California 90071.

(5)	Based on Schedule 13G/A filed on February 17, 2009. The address of Earnest Partners, LLC, an investment adviser, is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

(6)	Based on Schedule 13G filed on February 17, 2009. SMALLCAP World Fund, Inc., an investment company managed by Capital Research and Management Company who manages the equity assets for various investment companies through Capital Research Global Investors and Capital World Investors. The address of SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, California 90071.

(7)	Based on Schedule 13G filed on February 12, 2009. The address of Frontier Capital Management Co., LLC, an investment adviser, is 99 Summer Street, Boston, Massachusetts 02110.

(8)

Alna Capital Associates, LP (“Alna Capital”) is a New York limited partnership of which Mr. Nahmad owns a 19.994% interest and is the sole general partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.

(9)	Includes shares indicated as beneficially owned by Alna Capital. See footnote (8) above. The number of shares of Common stock indicated are owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (“Profit Sharing Plan”). The number of shares of Class B common stock indicated consists of (i) 1,184,911 shares directly owned; (ii) 337,580 shares owned by trusts; (iii) 1,259,811 shares issued under Restricted Stock Agreements; (iv) 200,000 shares issuable upon exercise of presently exercisable options granted pursuant to our 1991 Stock Option Plan (the “1991 Plan”); and (v) 100,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(10)	The number of shares of Common stock indicated consists of (i) 24,429 shares directly owned; (ii) 2,118 shares owned pursuant to the Profit Sharing Plan; (iii) 450 shares owned in an Individual Retirement Account (“IRA”); (iv) 108,750 shares issued pursuant to Restricted Stock Agreements; and (v) 37,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B common stock indicated consists of (i) 13,957 shares directly owned; (ii) 70,000 shares issued under Restricted Stock Agreements; and (iii) 25,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(11)	The number of shares of Common stock indicated consists of (i) 5,000 shares directly owned; (ii) 1,035 shares owned pursuant to the Profit Sharing Plan; (iii) 40,000 shares issued pursuant to Restricted Stock Agreements; (iv) 25,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (v) 30,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(12)	The number of shares of Common stock indicated consists of (i) 61,766 shares directly owned; (ii) 1,800 shares owned in an IRA; (iii) 4,000 shares owned by Mr. Moss’s spouse; (iv) 6,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (v) 10,125 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(13)	The number of shares of Common stock indicated consists of (i) 200 shares directly owned; (ii) 431 shares owned pursuant to the Profit Sharing Plan; (iii) 37,500 shares issued pursuant to Restricted Stock Agreements; and (iv) 30,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(14)	The number of shares of Common stock indicated consists of (i) 1,248 shares owned by a trust; (ii) 3,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan and held by a trust; and (iii) 56,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan and held by a trust. The number of shares of Class B common stock indicates shares owned by a trust.

(15)	The number of shares of Common stock indicated consists of (i) 928 shares directly owned; (ii) 89 shares owned pursuant to the Profit Sharing Plan; (iii) 44,600 shares issued pursuant to Restricted Stock Agreements; (iv) 2,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (v) 10,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(16)	The number of shares of Common stock indicates shares directly owned.

(17)	The number of shares of Common stock indicated consists of (i) 7,668 shares owned by a trust; (ii) 7,668 shares owned by a trust of Mr. Tapella’s spouse; and (iii) 23,334 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(18)	The number of shares of Common stock indicated consists of (i) 1,000 shares directly owned and (ii) 23,334 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(19)	The number of shares of Common stock indicated consists of (i) 250 shares directly owned and (ii) 23,334 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(20)	The number of shares of Common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(21)	The number of shares of Common stock indicates shares directly owned.

(22)	Includes shares beneficially owned by Directors and NEOs, as described in footnotes (9)-(21).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports with the Securities and Exchange Commission (“SEC”) relating to their common stock ownership and changes in such ownership. To our knowledge, based solely on our records and certain written representations received from our directors, officers and greater than 10% beneficial owners, during the year ended December 31, 2008, all applicable Section 16(a) filing requirements were complied with on a timely basis.

PROPOSAL NO. 1 REGARDING THE ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide that our Board of Directors shall consist of not less than three or more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years.

Upon election at the annual meeting, Mr. Robert L. Berner III, Dr. Denise Dickins and Mr. Gary L. Tapella, who were previously elected to serve a term expiring at the 2009 annual meeting of shareholders, will serve for terms expiring at the 2010, 2011 and 2012 annual meetings of shareholders, respectively, or until their successors have been duly elected and qualified.

Upon election at the annual meeting, Mr. Frederick H. Joseph who was previously elected to serve a term expiring at the 2010 annual meeting of shareholders, will serve for a term expiring at the 2011 annual meeting of shareholders, or until his successor has been duly elected and qualified.

Upon election at the annual meeting, Messrs. Cesar L. Alvarez and Albert H. Nahmad who were previously elected to serve a term expiring at the 2011 annual meeting of shareholders, will serve for terms expiring at the 2012 annual meeting of shareholders, or until their successors have been duly elected and qualified.

Three directors are to be elected at the annual meeting by the holders of Common stock voting separately as a class. Mr. Berner, Dr. Dickins and Mr. Tapella have been nominated as directors to be elected by the holders of Common stock and proxies will be voted for Mr. Berner, Dr. Dickins and Mr. Tapella absent contrary instructions. Mr. Berner and Dr. Dickins have served as directors since 2007 and Mr. Tapella has served as a director since 2006.

Three directors are to be elected at the annual meeting by the holders of Class B common stock voting separately as a class. Messrs. Alvarez, Joseph and Nahmad have been nominated as directors to be elected by the holders of Class B common stock and proxies will be voted for Messrs. Alvarez, Joseph and Nahmad absent contrary instructions. Messrs. Alvarez, Joseph and Nahmad have served as directors since 1997, 2003 and 1973, respectively. The remaining three directors, Messrs. Bob L. Moss, George P. Sape and Paul F. Manley were previously elected by the holders of Class B common stock to serve for terms expiring at the 2010, 2010 and 2011 annual meetings of shareholders, respectively. Messrs. Moss, Sape and Manley have served as directors since 1992, 2003 and 1984, respectively.

Each nominee has been reviewed and recommended for nomination by our Nominating & Strategy Committee, nominated for election by our Board of Directors and has consented to serve as a director. However, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

MANAGEMENT AND THE BOARD OF DIRECTORS

Who are the Directors and NEOs of the Company?

Name	Age	Position with the Company
Albert H. Nahmad	68	Chairman of the Board and President
Barry S. Logan	46	Senior Vice President and Secretary
Paul W. Johnston	56	Vice President
Ana M. Menendez	44	Chief Financial Officer and Treasurer
Stephen R. Combs	65	President, Gemaire Distributors, LLC
Cesar L. Alvarez	61	Director
Robert L. Berner III	47	Director
Denise Dickins	47	Director
Frederick H. Joseph	71	Director
Paul F. Manley	72	Director
Bob L. Moss	61	Director
George P. Sape	64	Director
Gary L. Tapella	65	Director

ALBERT H. NAHMAD has served as our Chairman of the Board and President since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, LP, a New York limited partnership, which is a shareholder of the Company.

BARRY S. LOGAN has served as our Senior Vice President since November 2003 and as Secretary since 1997. Mr. Logan served as Vice President—Finance and Chief Financial Officer from 1997 to October 2003, as Treasurer from 1996 to 1998 and in other capacities beginning in 1992. Mr. Logan is a certified public accountant.

PAUL W. JOHNSTON has served as our Vice President since March 2008 and as Head of Business Development since 2002. From 1984 to 2002, Mr. Johnston served in various strategy and marketing positions, including Vice President of Distribution for United Technologies’ Carrier subsidiary.

ANA M. MENENDEZ has served as our Chief Financial Officer since November 2003, as Treasurer since 1998 and as Assistant Secretary since 1999. Ms. Menendez is a certified public accountant.

STEPHEN R. COMBS has served as President of Gemaire Distributors, LLC, a Watsco subsidiary, since 2000. He also served as Vice President of Sales and Marketing from 1993 to 1999. Prior to 1993 he held various positions within the air conditioning, heating and refrigeration industry.

CESAR L. ALVAREZ has been a director since 1997. Mr. Alvarez has served as the Chief Executive Officer of the international law firm of Greenberg Traurig, LLP (“Greenberg”) since 1997. Prior to that time, Mr. Alvarez practiced law at Greenberg for over 20 years. Mr. Alvarez also serves as the Chairman of the Board of Directors of MEDNAX, Inc.

ROBERT L. BERNER III has been a director since 2007. Mr. Berner has been a Partner at CVC Capital Partners, an independent investment and advisory company dedicated to private equity, since 2007. Mr. Berner served previously as Managing Director of Ripplewood Holdings LLC where he oversaw investments in a number of industries from 2001 to 2007. Prior to that, he was with Morgan Stanley for over 10 years where he held various positions in the investment banking division. Mr. Berner currently serves on the Board of Directors of a number of private companies and charitable organizations.

DENISE DICKINS has been a director since 2007. Dr. Dickins has been an Assistant Professor of Accounting and Auditing for East Carolina University since 2006. She was also an instructor of various accounting courses at Florida Atlantic University from 2002 to 2006. Prior to that, she was with Arthur Andersen LLP where she served in different capacities from 1983 to 2002, including Partner in Charge of the South Florida Audit Division. Dr. Dickins is a certified public accountant and certified internal auditor. She currently serves on the Board of Directors and the Audit Committee of TradeStation Group, Inc.

FREDERICK H. JOSEPH has been a director since 2003. Mr. Joseph has been a Managing Director of Morgan Joseph & Co. Inc., an investment banking firm, since 2001. From 1998 to 2001, Mr. Joseph served as Senior Advisor and Managing Director of ING Barings LLC, an investment banking firm. Mr. Joseph serves as a director of American Biltrite Inc. Mr. Joseph is subject to a 1993 consent decree with the SEC that bars him from being chairperson, chief executive officer or president of any broker, dealer, municipal securities dealer, investment advisor or investment company.

PAUL F. MANLEY has been a director since 1984. Mr. Manley has been retired since serving as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

BOB L. MOSS has been a director since 1992. Mr. Moss is President of Moss & Associates LLC., which is one of Florida’s largest construction companies and one of the top 100 contracting companies in the nation. Mr. Moss previously served as Chairman of the Board and Chief Executive Officer of Centex Construction Group from 2000 to 2002, the largest domestic general building contractor in the nation.

GEORGE P. SAPE has been a director since 2003. Mr. Sape, has been the Managing Partner of Epstein Becker and Green, P.C., a New York-based law firm, since 1986. Mr. Sape previously served as Vice President and General Counsel for Organizations Resources Counselors, Inc., a consulting services provider to a number of Fortune 500 companies and has served as counsel or as an advisor to various congressional committees related to labor, education and public welfare. Mr. Sape also serves on the Board of the University of Colorado School of Business.

GARY L. TAPELLA has been a director since 2006. Mr. Tapella has been an Independent Consultant with Ripplewood Holdings, LLC, since 2009 and was an Industrial Partner since 2005. From 1991 to 2005, Mr. Tapella served as the Chief Executive Officer and President of Rheem Manufacturing Company (“Rheem”). He was also Rheem’s Chairman of the Board from 2002 to 2005. Mr. Tapella has served in various other capacities, including Chief Operating Officer and Vice President—International, during his 36 years at Rheem. Mr. Tapella is the former Chairman of the Air Conditioning, Heating and Refrigeration Institute and the Gas Appliance Manufacturers Association.

Our Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. The number of members comprising the Board of Directors presently is nine, three of whom are Common stock directors and six of whom are Class B common stock directors. Mr. Berner (Common), Dr. Dickins (Common) and Mr. Tapella (Common) serve until the 2009 annual meeting of shareholders. Messrs. Joseph (Class B), Moss (Class B) and Sape (Class B) serve until the 2010 annual meeting of shareholders. Messrs. Alvarez (Class B), Manley (Class B) and Nahmad (Class B) serve until the 2011 annual meeting of shareholders. If the directors nominated for election are elected by the holders of our Common stock, Mr. Berner will serve until the 2010 annual meeting of shareholders, Dr. Dickins will serve until the 2011 annual meeting of shareholders and Mr. Tapella will serve until the 2012 annual meeting of shareholders. If the directors nominated for election are elected by the holders of our Class B common stock, Mr. Joseph will serve until the 2011 annual meeting of shareholders and Messrs. Alvarez and Nahmad will serve until the 2012 annual meeting of shareholders. As previously approved by the holders of our Class B common stock, Messrs. Moss and Sape will serve until the 2010 annual meeting of shareholders and Mr. Manley will serve until the 2011 annual meeting of shareholders.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

How often did the Board meet during 2008?

During the year ended December 31, 2008, our Board of Directors took action by unanimous written consent four times and held five meetings. During 2008, no incumbent director attended fewer than 60% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on these committees. Our Corporate Governance Guidelines provide that all directors should make every effort to attend our shareholder meetings. In 2008, eight of our incumbent directors attended the annual shareholders’ meeting.

What committees has the Board established?

The Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating & Strategy Committee.

Audit Committee

During 2008, Messrs. Manley and Sape and Dr. Dickins were the members of the Audit Committee. All Audit Committee members are independent as required by applicable listing standards of the NYSE, AMEX, Sarbanes-Oxley Act of 2002 and applicable SEC rules. The Audit Committee held five meetings during 2008. All Audit Committee members possess the required level of financial literacy as defined in the Audit Committee charter and Mr. Manley, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations and meets the current standard of requisite financial management expertise as required by the NYSE, AMEX and applicable SEC rules and regulations.

The Audit Committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our Board of Directors have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by our internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls, as required by section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee operates under a formal charter that governs its duties and conduct. The charter is reviewed annually by the Audit Committee and any changes to the charter are approved by the Board of Directors. A copy of the charter is available on our website at www.watsco.com, under the caption “Committees” within the Governance section. The charter is also available in print to any shareholder who requests it in writing to our Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

Grant Thornton LLP, our independent registered public accounting firm, reports directly to the Audit Committee.

The Audit Committee has adopted procedures for dealing with reported violations of Watsco’s Employee Code of Business Ethics and Conduct and Code of Conduct for Senior Executives to enable confidential and anonymous reporting of improper activities directly to the Audit Committee. See “Employee Code of Business Ethics and Conduct” section for further information.

Please refer to the Report of the Audit Committee, which is set forth in this proxy statement, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2008.

Compensation Committee

During 2008, the members of the Compensation Committee were Messrs. Manley and Moss, which held four meetings. The Compensation Committee reviews and determines the compensation of our executive officers and reads and approves the Compensation Discussion and Analysis included in this proxy statement. It also administers with respect to our executive officers our 2001 Incentive Compensation Plan (the “Plan”) and Employee Stock Purchase Plan. Please refer to the Report of the Compensation Committee and Compensation Discussion and Analysis which is set forth in this proxy statement, for a further description of our Compensation Committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to our NEOs for 2008.

The Compensation Committee operates under a formal charter that governs its duties and conduct. The charter is reviewed annually by the Compensation Committee and any changes to the charter are approved by the Board of Directors. A copy of the charter is available on our website at www.watsco.com, under the caption “Committees” within the Governance section. The charter is also available in print to any shareholder who requests it in writing to our Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

Nominating & Strategy Committee

During 2008, Messrs. Alvarez, Berner, Nahmad and Tapella were the members of the Nominating & Strategy Committee. Mr. Berner was appointed to this committee, effective May 30, 2008. We have elected to apply the exemption related to a controlled company provided by the NYSE and the AMEX which allows a company that has more than 50% of the voting power held by an individual (Mr. Nahmad has a combined voting power of 55.7% as of the record date) to be exempted from complying with rules requiring that only independent directors comprise our Nominating & Strategy Committee or adopt a charter. The Nominating & Strategy Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members and (c) recommending nominees. Shareholders may also make recommendations for director nominations by sending a letter to the Nominating & Strategy Committee, or may make a nomination by complying with the notice procedures set forth in our Bylaws and in accordance with the procedures set forth under “Information Concerning Shareholder Proposals” set forth in this proxy statement. When identifying, evaluating and considering potential candidates for membership on our Board, including those who might be recommended or nominated by shareholders, the Nominating & Strategy Committee considers relevant educational, business and industry experience and demonstrated character and judgment. Further information related to the Nominating & Strategy Committee is included in our Corporate Governance Guidelines.

The Nominating & Strategy Committee met at various times during 2008.

What are the Company’s Independence Standards for Board Service?

The Board of Directors has adopted independence guidelines for non-management directors to serve on the Board of Directors. Each non-management director and director nominee satisfies the standards adopted. In determining that Mr. Alvarez was independent under applicable NYSE and AMEX rules, the Board of Directors considered the legal services provided to us by Greenberg, a law firm for which Mr. Alvarez serves as Chief Executive Officer. See “Certain Relationships and Related Person Transactions.” Our independence guidelines are included in the Corporate Governance Guidelines which are available on our website www.watsco.com, within the Governance section.

Who are the Presiding Directors and how may they be contacted?

The Board of Directors has designated either Messrs. Manley or Alvarez (on an alternating basis) as the “presiding director” as that term is defined in Section 303A.03 of the NYSE Listed Company Manual and Section 121A of the AMEX Company Guide. Shareholders or other interested parties wishing to communicate with our board of directors can call 800-4-WATSCO in the United States and request to leave a message for the presiding director. You may also contact the presiding director by e-mail at presidingdirector@watsco.com or by going to our website at www.watsco.com, under the caption “Governance—Presiding Director.” Regardless of the method you use, the presiding director will be able to view your unedited message. The presiding director will determine whether to relay your message to other members of the board.

How are directors compensated?

We pay each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburse directors for their expenses in connection with their activities as directors. We do not pay a fee for telephonic meetings. The Nominating & Strategy Committee reviews directors’ remuneration and recommends any changes of remuneration to the Board of Directors. In connection with his role as Audit Committee Chairman, Mr. Manley received an annual fee of $100,000 in 2008 and is reimbursed for expenses associated with the performance of these activities. Our directors are also eligible to receive stock options under our 2001 Plan at the discretion of our Compensation Committee. See “Director Compensation” for additional information.

Our Internet website and the information contained therein, other than material expressly referred to in this proxy statement, or connected thereto is not incorporated into this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The objectives of our compensation program are to (1) attract, motivate, develop and retain leaders who will drive long-term shareholder value and (2) deliver competitive total compensation upon achievement of the Company’s performance goals. We want our executives to balance the risks and related opportunities inherent in our industry and in the performance of their duties and share the upside opportunity and the downside risks once actual performance is measured.

Our executive team is led by the Company’s Chief Executive Officer (“CEO”) and its other executive officers who include the Senior Vice President (“SVP”), the Vice President (“VP”) and the Chief Financial Officer (“CFO”). In addition to the CEO and the other executive officers, we consider our subsidiary presidents to be an integral part of our success. Our 2008 NEOs are the CEO, the SVP, the VP, the CFO and a subsidiary president.

Annual compensation decisions relating to the CEO, SVP, VP and CFO are the responsibility of the Compensation Committee, while decisions relating to the compensation of subsidiary presidents are determined by the CEO.

Oversight of Executive Compensation Program

The Compensation Committee (the “Committee”) has been delegated by the Board of Directors the responsibility to determine compensation (short, intermediate and long-term) for the CEO, SVP, VP and CFO.

The Committee consists of two independent directors appointed by our Board of Directors. Each member is an independent director, consistent with applicable rules and regulations of the SEC, NYSE and AMEX.

The responsibilities of the Committee, as stated in its charter, include the following:

•	To fairly and justly determine short, intermediate and long-term compensation for the CEO and the principal executive officers.

•	To constantly re-evaluate compensation practices to assure the fairness, relevance, support of the strategic goals of the Company and contribution to the creation of long-term shareholder value.

•

To consider the relevant mix of compensation based upon three components – base salary, annual or intermediate incentives and long-term compensation, with each component intended to be an important piece of the overall compensation package.

•

To develop a compensation plan that allocates a significant portion of the executives’ total compensation through incentives and other forms of longer-term compensation linked to Company performance and the creation of shareholder value, including share-based awards and programs.

The Committee is responsible each year to:

•

By March 30, determine with the CEO his base salary and incentive compensation for that year and in such a manner that will qualify for the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Review and approve, in advance, any changes to the compensation of the SVP, VP and CFO.

•	Review and discuss with management the disclosures made in the Compensation Discussion and Analysis prior to the filing of our proxy statement for the annual meeting of shareholders.

•	Document a performance evaluation to ensure the Committee has performed all items required under its Charter.

Compensation Philosophy

The following key attributes are considered in the design and implementation in determining total compensation:

–	Performance based – a significant amount of compensation each year is linked to performance and is tied to the overall company, operating subsidiary and individual results.

–	Shareholder alignment – compensation programs are designed to maximize shareholder value. Share-based awards are closely aligned with the long-term interests of our shareholders.

–	Sharing of risk – variable compensation represents the greatest portion of the executive officers’ compensation and provides both an upside and risk based on actual performance based achievements. For the NEO’s, total variable compensation represented 60% of their compensation in 2008.

–	Competitiveness – pay levels are determined from an assessment of internal pay, external market competitiveness and an evaluation of the amount of total compensation to the amount of total shareholder value creation.

–	Balance of short-term and long-term objectives – the sustained success of the Company requires a balance creating value in both short-term and long-term time horizons. For the NEOs, short-term incentives represented 2% of variable compensation and long-term incentives represented 98% of variable compensation in 2008.

–	Compliance – our compensation plans are designed to be fully compliant with all legal and regulatory requirements.

Financial and Non-Financial Metrics Used in Compensation Programs

Several key financial metrics are considered in measuring performance for executive compensation as follows:

Earnings per Share

To ensure compensation is proportional to the return on investment earned by shareholders, we use earnings per share (“EPS”) as one of the metrics to determine incentive compensation for our CEO. EPS is generally defined as our annual net income divided by the weighted average number of diluted shares outstanding during that period.

Common Stock Price

As is the case with EPS, we also look at the closing market price for our Common stock as a means to ensure compensation is proportional to the return on investment earned by shareholders. Incentive compensation for our CEO also takes into account the change in the price of our Common stock from year to year.

For our CEO, no incentive compensation is earned unless one of the two metrics above has increased for the year in which the incentive compensation is being determined.

Subsidiary Earnings Before Interest and Income Taxes (“EBIT”) Performance

The leadership of our operating subsidiaries is instrumental to the performance of the Company and sustained earnings growth is the key measurement to determine incentive compensation of our business unit leaders. Growth of EBIT from year to year forms the primary basis for incentive compensation earned for each subsidiary president. When measuring EBIT performance, EBIT is defined as earnings before interest and income taxes for the particular business unit inclusive of the incentive compensation. Generally, there is no incentive compensation paid to the subsidiary president unless there is meaningful growth in the EBIT of the subsidiary from year to year.

Cash Flow Index

Long-term generation of positive cash flow from operations is also a key financial metric for us. Each subsidiary president’s incentive compensation, if any, is modified by a “cash flow index” factor, which is determined by dividing the subsidiary’s cash flow from operations by its net income.

Health and Safety Performance

Maintenance of a safe work environment for our employees and customers is expected at all times. Implementation of wellness programs for the benefit of our employees is also considered important. Improvements achieved year to year pertaining to specific health and safety metrics are rewarded as additional paid incentives to our subsidiary presidents.

Discretionary Bonuses

Discretionary bonuses are also considered from time to time based on individual achievements and/or on qualitative criteria. For our Executive Officers, the Committee considers the relative merits and approves such amounts prior to payment.

Review of Named Executive Officers Performance

Annually, the Committee provides a report to our Board of Directors, including the results of the Committee’s self-assessment of the effectiveness of its activities.

The Committee reviews, on an annual basis, each compensation element of our CEO, SVP, VP and CFO. In each case, the Committee takes into account the scope of responsibilities and experience, and balances these against competitive salary levels.

The Committee has the opportunity to meet with the officers at various times during the year, which allows the Committee to form its own assessment of each individual’s performance.

During the early part of each calendar year, the CEO evaluates the subsidiary presidents’ contributions and performance in the prior calendar year, strengths, weaknesses, development plans and succession potential and a new incentive program is developed.

Elements of Compensation

Our compensation programs are based on three components: base salary, annual cash incentives and long-term, share-based compensation; each intended as an important piece of the overall compensation:

Base Salary

Base salary is used to attract and retain the executives and is determined considering the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, etc. Salaries for the CEO, SVP, VP and CFO are reviewed by the Committee on an annual basis. Salaries for the subsidiary presidents are reviewed annually by the CEO. In addition, competitive market practices are considered with respect to the salaries. Changes to base salaries, if any, are driven primarily by individual performance. The salaries paid to the NEOs during 2008 are shown in the Summary Compensation Table presented in this proxy statement.

Annual Cash Incentives

Annual cash incentives are a significant component of executive compensation, reflecting our belief that management’s contribution to long-term shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company.

Long-Term Share-Based Compensation

We have historically granted two types of long-term, share-based compensation: (1) non-qualified stock options and (2) awards of non-vested (restricted) stock. Grants are made to retain and motivate executives to improve the Company’s stock value.

Stock Options

Stock options provide executives with an opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. As of December 31, 2008, we maintained two share-based compensation plans. The 2001 Plan provides a broad variety of share-based compensation alternatives. This is a broad based plan that had a total of 181 participants as of December 31, 2008. To date, awards under the 2001 Plan consist of non-qualified stock options and non-vested (restricted) stock. We also maintain the 1991 Plan, which expired during 2001. Only non-qualified stock options are currently outstanding under the 1991 Plan.

Options under the 2001 Plan and the 1991 Plan vest over two to five years of service. Vesting may be accelerated in certain circumstances prior to the original vesting date. There is a limited term in which the optionee can exercise stock options, known as the option term. Options under the 2001 Plan have an option term of five to ten years. Options under the 1991 Plan have a term of ten years. As discussed above, a stock option becomes valuable only if our Common Stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest” thus, providing an incentive for an option holder to remain employed by us.

No stock options were granted to the NEOs during 2008.

Non-Vested (Restricted) Stock

Awards of non-vested (restricted) stock are designed to focus on the long-term performance of the Company for the duration of an executive’s career and are subject to forfeiture until certain specified events occur (generally, retirement age, death, disability or a change in control). These features result in our ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. Non-vested (restricted) stock are shares of our Common Stock which may not be sold or disposed of, and which may be forfeited in the event of termination of employment, prior to the end of a restricted period. A participant granted non-vested (restricted) stock generally has all of the rights of a shareholder of the Company. Awards of non-vested (restricted) stock are granted at no cost to the employee.

The grant date fair value of the non-vested (restricted) stock awarded to the NEOs during 2008 are shown in the 2008 Grants of Plan-Based Awards Table presented in this proxy statement.

Authorization of Share-Based Awards

The Committee approves the grant of share-based compensation to the CEO, SVP, VP and CFO. The Committee has delegated to the CEO the authority to grant options and make awards of shares under our stock plans to all other employees. The amounts granted to executives vary each year and are based on performance.

Other than in connection with the CEO’s annual incentive opportunity, as discussed below, we do not have a formal policy or timetable for the granting of share-based compensation. Generally, we consider additional grants annually, during performance reviews or upon hiring. The exercise price for each award is the market value on the date of grant.

Additional long-term incentive compensation information related to the NEOs is included in the Summary Compensation Table, the 2008 Grants of Plan Based Awards Table and the Outstanding Equity Awards as of December 31, 2008 Table presented in this proxy statement.

Compensation for the Named Executive Officers in 2008

Chief Executive Officer

Each year, our CEO, Mr. Nahmad, has an annual incentive opportunity based upon the increase in EPS and stock price of the Company. Effective January 1, 2008, we amended and renewed, and the Compensation Committee subsequently approved, an amendment to the employment agreement with Mr. Nahmad, dated January 31, 1996 (the “CEO Agreement”). Under the terms of the CEO Agreement, Mr. Nahmad may earn this annual incentive award pursuant to and under the 2001 Plan. Mr. Nahmad must be employed for the entire year to be entitled to his annual incentive award for such year, unless the Compensation Committee specifically determines that such amounts are to be paid. The Committee and Mr. Nahmad mutually agree, within the first 90 days of the calendar year, on the metrics to be used in determining performance based compensation for the applicable year. Such metrics are administered by the Committee and documented in the form of an amendment to the CEO Agreement, which is filed with the SEC.

For 2008, the CEO’s incentive compensation was determined using the following formula:

A.	Earnings Per Share	Annual Incentive Compensation for CEO
	For each $.01 increase	$65,250

B.	Increase in Common Stock Price
	(i) If the closing price of a share of Common stock on 12/31/08 failed to exceed $36.76	$0
	(ii) If the closing price of a share of Common stock on 12/31/08 exceeded $36.76 but did not equal or exceed $44.00, for each $0.01 increase in per share price of a share of Common stock above $36.76	$1,200
	(iii) If the closing price of a share of Common stock on 12/31/08 equaled or exceeded $44.00, for each $0.01 increase in per share price of a share of Common stock above $36.76	$1,800

For 2008, the CEO’s incentive compensation had two components: (1) cash compensation limited to $5,000,000 and (2) any amount earned in excess of $5,000,000 payable with non-vested (restricted) Class B common stock. The amount of non-vested (restricted) shares potentially issued was based on: (i) the amount by which the incentive earned exceeded $5,000,000 times a factor of 2; divided by (ii) the closing price for the Class B common stock of the Company on the AMEX as of the close of trading on December 31, 2008. Non-vested (restricted) shares earned, if any, vest in their entirety on October 15, 2018.

For 2008, based on the actual EPS and the change in the closing price of Watsco’s Common stock, our CEO earned a cash incentive of $196,800 and no non-vested (restricted) Class B common stock was earned. Due to the current business and economic environment, Mr. Nahmad waived receipt of his 2008 earned incentive compensation.

Senior Vice President, Vice President and Chief Financial Officer

Annual incentives to the SVP, VP and CFO are intended to reward individual performance during the year and therefore can be highly variable from year to year. Cash bonuses for the SVP, VP and CFO are determined on a discretionary basis given the general responsibilities as they are not directly responsible for the financial performance of any of Watsco’s subsidiaries. Some of the factors considered when determining these bonuses include, but are not limited to, the overall financial performance of the Company, the performance of the department or function that each executive leads and an assessment of each executive’s performance against expectations. Their bonuses are determined by the CEO and approved by the Committee. There were no bonuses paid during 2008 for the SVP, VP and CFO.

Subsidiary Presidents

Base salaries in 2008 for our three subsidiary presidents ranged from $225,000 to $350,000 and potential aggregate incentive compensation based on the individual EBIT performance of the subsidiary, cash flow performance and other incentives ranged from 0% to 120% of base salary. No bonus was paid during 2008 for the subsidiary president included in the Summary Compensation Table presented in this proxy statement.

Section 162(m) Limitations

The Committee structures compensation programs for the CEO so as to link the achievement of key performance objectives to the appreciation in the price of the Company’s stock. We intend for the variable compensation paid to the CEO to be performance based within the meaning of Section 162(m) of the Internal Revenue Code so as to be tax deductible by the Company, which benefits our shareholders. In order to be performance based, the compensation must be paid pursuant to a shareholder approved plan and must be based upon the attainment of objective performance criteria that are set forth in that plan. The Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy and in rewarding superior performance. Accordingly, although the Committee generally intends to avoid the loss of a tax deduction due to Section 162(m), it reserves the right to pay amounts that are not deductible in appropriate circumstances. In determining variable compensation programs, we consider other tax and accounting implications of particular forms of compensation; however, the forms of compensation utilized are determined primarily by their effectiveness in providing maximum alignment with key strategic objectives and the interest of our shareholders.

Other Executive Benefits and Programs

A limited number of other executive benefits and programs are available. We offer these benefits and programs as part of the total compensation package which is reviewed periodically by the Committee. The Committee most recently reviewed such benefits in 2008. A list of specific benefits is noted below:

Employee Stock Purchase Plan

A broad-based employee stock purchase plan is maintained to enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the shareholders. Executives (other than our CEO) may participate in this plan on the same basis as all other eligible employees. After ninety days of employment, eligible employees may elect to contribute through payroll deductions or lump sum contributions up to $25,000 in one calendar year based on calculating the fair market value at the beginning of the purchase period, as defined. Shares are purchased at a 5% discount of the fair market value of our Common stock at specified times subject to certain restrictions.

Health and Welfare Benefits

We offer a variety of health and welfare programs to all eligible employees. Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.

Company Airplane

Pursuant to his employment agreement, Mr. Nahmad has limited access to our corporate aircraft for personal use and the value of such use is included in his annual compensation. We determine the personal use of the aircraft by reviewing the flight logs and categorizing the flights into business and non-business related flights. The value of the personal use of the Company aircraft is determined following Internal Revenue Service (“IRS”) guidelines.

Pension Plans

We do not provide a defined benefit pension plan or supplemental executive retirement plan but do provide a profit sharing retirement plan that is qualified under Section 401(k) of the Internal Revenue Code for all of our employees that meet eligibility requirements. Our matching contribution is presently 50% of the participant contributions up to a maximum matching contribution of 1.5% of participant compensation, as defined. The initial matching contribution is made in the form of the Company’s Common stock.

Other Compensation

We provide our NEOs with other benefits reflected in the All Other Compensation column in the Summary Compensation Table presented in this proxy statement that we believe are reasonable, competitive and consistent with our overall executive compensation program. The costs of these benefits constitute only a small amount of each named executive’s total compensation, and during 2008 included a car allowance, annual physical examinations and participation in wellness programs.

Severance Plan

We do not have severance agreements with any of our NEOs.

Employment Agreements

Except for Mr. Nahmad’s agreement discussed in the Executive Compensation section of this proxy statement, there are no other employment agreements with any of the other NEOs.

Acceleration of Vesting; Change in Control

Under the 2001 Plan and 1991 Plan, the Committee or the Board of Directors may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a “change in control” of the Company. Except in the case of our CEO, a “change in control” generally means (a) approval by shareholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), (b) a change in the composition of the Board such that the persons constituting the current Board, and subsequent directors approved by the current Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or (c) the acquisition (other than from the Company) by any person or group of people of more than 50% (a “Controlling Interest”) of the outstanding shares or combined voting power of the Company’s stock or outstanding securities entitled to vote generally in the election of directors (other than acquisitions by the Company or its subsidiaries, any person who owns a Controlling Interest on the effective date of the Plan, or any employee benefit plan of the Company or its subsidiaries).

In the case of our CEO, a “change in control” means (a) the acquisition by any person, entity or group of beneficial ownership or 20% or more of the outstanding shares of any class of common stock entitled to vote in the election of any directors of the Company; provided, however, that the acquisition of any shares owned by or for the benefit of the CEO or the CEO’s spouse or descendants shall not be taken into account for this purpose; or (b) the election to the board of directors of the Company, without the recommendation or approval of the incumbent board of directors of the Company, of directors constituting a majority of the number of directors of the Company then in office; or (c) approval by shareholders of (i) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company.

Indemnification Agreements

We do not have indemnification agreements with any of our NEOs.

Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is provided by the following independent directors, who comprise the Committee:

COMPENSATION COMMITTEE

Paul F. Manley, Chairman

Bob L. Moss

EXECUTIVE COMPENSATION

2008 Summary Compensation Table

The following table sets forth the compensation earned by the NEOs for services rendered for the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total Compensation ($)
Albert H. Nahmad (4) Chairman of the Board and President	2008	$1,100,000	—	$2,375,909	—	—	$54,396	$3,530,305
	2007	$998,000	—	$2,369,418	—	—	$63,032	$3,430,450
	2006	$960,000	—	$2,369,418	—	$2,871,000	$64,993	$6,265,411
Barry S. Logan (5) Senior Vice President	2008	$365,000	—	$148,754	—	—	$3,450	$517,204
	2007	$365,000	—	$124,961	—	—	$3,375	$493,336
	2006	$340,000	$325,000	$99,516	—	—	$3,684	$768,200
Paul W. Johnston (6) Vice President	2008	$250,000	—	$217,567	$27,869	—	$3,450	$498,886
	2007	$234,492	$125,000	$165,732	$8,862	—	$3,375	$537,461
	2006	$204,062	$125,000	$89,657	—	—	$3,254	$421,973
Ana M. Menendez (5) Chief Financial Officer	2008	$200,000	—	$28,915	$23,167	—	$3,000	$255,082
	2007	$191,178	$80,000	$20,181	$23,217	—	$3,375	$317,951
	2006	$165,000	—	$20,181	$4,360	—	$4,323	$193,864
Stephen R. Combs (7) President, Gemaire Distributors, LLC	2008	$350,000	—	$524,070	$21,175	—	$13,650	$908,895
	2007	$333,562	—	$444,497	$22,018	$25,000	$13,575	$838,652
	2006	$300,000	—	$375,608	$18,420	—	$13,500	$707,528

(1)	Each of the NEOs contributed a portion of their salary to our Profit Sharing Plan.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment,” with respect to stock options and non-vested (restricted) stock granted subsequent to January 1, 2006, and the dollar amounts recognized in accordance with SFAS No. 123R under the modified prospective transition method with respect to stock options granted prior to 2006 that were not vested at the time that we transitioned to SFAS No. 123R. The fair value of the awards granted were determined using the valuation methodology and assumptions set forth in Note 6, “Share-Based Compensation and Benefit Plans” to the consolidated financial statements included in our 2008 Annual Report.

(3)	These awards, the terms of which are discussed in the Compensation Discussion and Analysis section of this proxy statement, were earned in the year reported and paid to the employee in the subsequent year.

(4)	For Mr. Nahmad, other annual compensation in 2008 includes (i) $47,592 related to use of our aircraft pursuant to his employment agreement; (ii) $3,354 related to health insurance benefits paid and (iii) $3,450 related to the Profit Sharing Plan matching contribution. The value of the personal use of the Company aircraft is based on IRS guidelines.

(5)	For Mr. Logan and Ms. Menendez, other annual compensation in 2008 is related to the Profit Sharing Plan matching contribution.

(6)	Mr. Johnston was not a NEO for 2006 or 2007. Other annual compensation in 2008 is related to the Profit Sharing Plan matching contribution.

(7)	For Mr. Combs, other annual compensation in 2008 includes (i) a $10,200 car allowance and (ii) $3,450 related to the Profit Sharing Plan matching contribution.

2008 Grants of Plan-Based Awards

This table discloses the number of non-vested (restricted) stock awards granted to our NEOs during 2008 and the grant date fair value of these awards. No options to purchase shares of Common stock were granted to our NEOs during 2008.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)
Albert H. Nahmad	01/01/08		$0	$5,000,000		(3)	—	—
Barry S. Logan	04/01/08		—	—	—		10,000	$430,400
Paul W. Johnston	04/01/08		—	—	—		5,000	$215,200
Ana M. Menendez	04/01/08		—	—	—		5,000	$215,200
Stephen R. Combs	01/01/08	(4)	$0	$425,000	$425,000		—	—
	04/01/08		—	—	—		5,000	$215,200

(1)	Amounts shown represent the number of non-vested (restricted) shares of Common stock granted in 2008.

(2)	The grant date fair value of the non-vested (restricted) stock awards is determined pursuant to SFAS No. 123R and represents the total amount of share-based compensation expense that we will recognize over the relevant vesting period.

(3)	As described earlier in this proxy statement, Mr. Nahmad has an annual incentive opportunity based upon the increase in EPS and stock price of the Company. The CEO’s incentive opportunity has two components: (1) cash compensation limited to $5,000,000 and (2) any amount earned in excess of $5,000,000 payable with non-vested (restricted) Class B common stock.

(4)	The terms of these awards are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Outstanding Equity Awards as of December 31, 2008

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008 for the NEOs. The table also shows non-vested (restricted) stock awards outstanding as of December 31, 2008.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Albert H. Nahmad (2)	200,000	—	$13.8750	2/09/2009	—	—
	200,000	—	$8.9375	3/15/2010	—	—
	100,000	—	$11.3000	9/24/2011	—	—
	—	—	—	—	1,259,811	$48,389,341
Barry S. Logan (3)	50,000	—	$13.8750	2/09/2009	—	—
	75,000	—	$8.9375	3/15/2010	—	—
	50,000	—	$11.3000	9/24/2011	—	—
	—	—	—	—	178,750	$6,864,700
Paul W. Johnston (4)	10,000	—	$17.0900	6/17/2012	—	—
	20,000	—	$16.4400	7/22/2013	—	—
	—	—	—	—	37,500	$1,440,000
Ana M. Menendez (5)	10,000	—	$10.0000	12/08/2009	—	—
	15,000	—	$9.6300	11/03/2010	—	—
	15,000	—	$12.9500	11/03/2011
	15,000	—	$21.9500	11/03/2013	—	—
	—	—	—	—	40,000	$1,536,000
Stephen R. Combs (6)	2,000	—	$11.2000	4/09/2011	—	—
	8,000	2,000	$24.8500	2/23/2014	—	—
	—	—	—	—	44,600	$1,712,640

(1)	Based on the respective closing market price of our Common and Class B common stock on December 31, 2008.

(2)	All of Mr. Nahmad’s awards represent non-qualified options or stock awards as to shares of Class B common stock. The option awards expiring in 2009 and 2010 were granted under the 1991 Plan. The option award expiring in 2011 was granted under the 2001 Plan. All of Mr. Nahmad’s option awards are fully vested as of December 31, 2008. Mr. Nahmad’s stock awards will vest once he reaches retirement age on October 15, 2018.

(3)	Mr. Logan’s option awards expiring in 2009 and 2011 represent non-qualified option awards as to shares of Class B common stock and his option awards expiring in 2010 represent non-qualified option awards as to shares of Common stock. All of Mr. Logan’s option awards were granted under the 1991 Plan, with the exception of the award expiring in 2011, which was granted under the 2001 Plan. All of Mr. Logan’s option awards are fully vested as of December 31, 2008. Pursuant to the terms of a domestic relations order, the economic benefits of 50% of Mr. Logan’s option awards were transferred to his ex-spouse such that the exercise of which would be in her sole discretion and she would be entitled to the shares received in connection therewith. Mr. Logan disclaims beneficial ownership of these options except to the extent of his pecuniary interest therein. Mr. Logan’s stock awards represent 108,750 as to shares of Common stock and 70,000 as to shares of Class B common stock. Mr. Logan’s stock awards will vest once he reaches retirement age on December 14, 2024.

(4)	All of Mr. Johnston’s awards represent non-qualified options or stock awards as to shares of Common stock. All option awards were granted under the 2001 Plan. All of Mr. Johnston’s option awards are fully vested as of December 31, 2008. Mr. Johnston’s stock awards will vest once he reaches retirement age on May 22, 2014.

(5)	All of Ms. Menendez’s awards represent non-qualified options or stock awards as to shares of Common stock. The option awards expiring in 2009 and 2010 were granted under the 1991 Plan. The option awards expiring in 2011 and 2013 were granted under the 2001 Plan. All of Ms. Menendez’s option awards are fully vested as of December 31, 2008. Ms. Menendez’s stock awards will vest once she reaches retirement age on December 2, 2026.

(6)	All of Mr. Combs’ awards represent non-qualified options or stock awards as to shares of Common stock. The option award expiring in 2011 was granted under the 1991 Plan. The option award expiring in 2014 was granted under the 2001 Plan. All of Mr. Combs’ option awards are fully vested as of December 31, 2008 with the exception of one award which has 2,000 un-vested options that vested on February 23, 2009. Mr. Combs’ stock awards will vest once he reaches retirement age on July 12, 2010.

2008 Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised during 2008 for the NEOs. No stock awards vested during 2008 for the NEOs, therefore these columns are excluded from the following table.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Albert H. Nahmad	375,000	$8,002,500
Barry S. Logan	30,000	$644,700
Paul W. Johnston	—	—
Ana M. Menendez	15,000	$260,363
Stephen R. Combs	7,500	$176,147

(1)	Calculated based on the difference between the market price on the date of exercise and the exercise price of the option.

Pension Benefits

We do not have a Pension Plan, therefore this table is not applicable.

2008 Non-Qualified Deferred Compensation

We do not have a Non-Qualified Deferred Compensation Plan, therefore this table is not applicable.

Potential Payments Upon Termination or Change of Control

There are no potential payments upon termination or change of control agreements with any of our NEOs. However, share-based compensation agreements have provisions that provide for accelerated vesting due to a change in control. In the event that vesting is accelerated under these agreements, any unrecognized share-based compensation expense would be immediately recognized. See “Acceleration of Vesting: Change in Control” under the “Other Executive Benefits and Programs” section of the Compensation Discussion and Analysis.

DIRECTOR COMPENSATION

2008 Director Compensation

The following table sets forth the total compensation received by our non-management directors during 2008. For a description of the fees and other awards payable to our directors, please refer to the “Corporate Governance—Board of Directors” section contained elsewhere in this proxy statement.

The non-management directors do not have any compensation associated with stock awards, non-equity incentive plans, non-qualified deferred compensation or any other compensation, therefore these columns are excluded from the following table.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Cesar L. Alvarez	$3,000	—	$3,000
Robert L. Berner III	$3,000	—	$3,000
Denise Dickins	$4,000	—	$4,000
Frederick H. Joseph	$3,000	—	$3,000
Paul F. Manley	$104,000	—	$104,000
Bob L. Moss	$3,000	—	$3,000
George P. Sape	$4,000	—	$4,000
Gary L. Tapella	$4,000	—	$4,000

(1)	There are no arrangements or understandings with respect to the selection of directors. We pay each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburse directors for their expenses in connection with their activities as directors. We do not pay a fee for telephonic meetings. In connection with his role as Audit Committee Chairman, Mr. Manley received an annual fee of $100,000 in 2008 and is reimbursed for expenses associated with the performance of these activities. Our directors are also eligible to receive stock options under our 2001 Plan at the discretion of the Compensation Committee.

(2)	No stock options were granted to non-management directors during 2008. The following table sets forth the number of stock option awards outstanding for each non-management director as of December 31, 2008.

Name	Outstanding Option Awards
Cesar L. Alvarez	—
Robert L. Berner III	25,000
Denise Dickins	25,000
Frederick H. Joseph	—
Paul F. Manley	60,125
Bob L. Moss	16,875
George P. Sape	20,000
Gary L. Tapella	25,000

AUDIT COMMITTEE MATTERS

Audit Committee’s Pre-Approval and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. As part of their responsibility, the Audit Committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the independent registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month period, Grant Thornton LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

Audit Services consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent registered public accounting firm for additional services or additional effort not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Audit and Non-Audit Fees

The table below summarizes the fees and expenses billed by our independent registered public accounting firm, Grant Thornton LLP, for the years ended December 31, 2008 and 2007. There were no other non-audit services, fees or expenses for the years ended December 31, 2008 and 2007, therefore, the column was excluded from the following table.

Year	Audit	Audit-Related	Tax	Total
2008	$1,308,000	$81,000	$52,000	$1,441,000
2007	$1,344,000	$273,000	—	$1,617,000

Audit fees for 2008 and 2007 were for professional services rendered for the audits of our consolidated financial statements and of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the reviews of interim financial statements included in our Forms 10-Q.

Audit-related fees represent professional services related to due diligence procedures performed in connection with acquisition-related activities in 2008 and 2007.

Tax fees for 2008 represent fees and expenses for professional services related to final tax returns of a 2007 acquisition.

The Audit Committee has considered the compatibility of the provision of services covered by the two preceding paragraphs with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

The Audit Committee annually reviews the performance of the independent registered public accounting firm and the fees and expenses charged for their services.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Board of Directors, in its business judgment, has determined that each current member of the Audit Committee is “independent”, as required by applicable listing standards of the NYSE, AMEX and the Sarbanes-Oxley Act of 2002 and applicable rules of the SEC.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and the Company’s internal auditors and independent registered public accounting firm. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and SAS No. 90, “Audit Committee Communications” and the rules of the SEC.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company and has reviewed the written disclosures and letter from the independent registered public accounting firm pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The Audit Committee has discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE

Paul F. Manley, Chairman

Denise Dickins

George P. Sape

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2008 with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

	Equity Compensation Plan Information(4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,384,900	(1)	$21.79	381,559	(3)
Equity compensation plans not approved by security holders		(2)	—	—

Total	1,384,900		$21.79	381,559

(1)	Comprised of 784,900 shares of Common stock and 600,000 shares of Class B common stock.
(2)	Does not include 123,750 shares of non-vested (restricted) Common stock, net of cancellations and 455,000 shares of non-vested (restricted) Class B common stock, net of cancellations granted to certain employees of Watsco prior to the adoption of the 2001 Plan.
(3)	Does not include 101,423 shares reserved for issuance under the Watsco, Inc. Employee Stock Purchase Plan (“ESPP”). An aggregate of 9,058 shares of Common stock were purchased under the ESPP in 2008.
(4)	See Note 6 to the consolidated financial statements included in our 2008 Annual Report to Shareholders for additional information regarding share-based compensation and benefit plans.

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the NYSE and AMEX have adopted changes to their corporate governance and listing requirements. We have adopted the requirements of the Sarbanes-Oxley Act, NYSE, AMEX and SEC rules as they relate to us. Our Corporate Governance Guidelines are available on our website at www.watsco.com, under the caption “Corporate Governance Guidelines” within the Governance section. These materials may also be requested in print by writing to our Investor Relations Department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT

We maintain an Employee Code of Business Ethics and Conduct that is applicable to all employees. Additionally, we maintain a Code of Conduct for Senior Executives that is applicable to members of our Board of Directors, executive officers and senior operating and financial personnel, including provisions applicable to our senior financial officers consistent with the Sarbanes-Oxley Act of 2002. These codes require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of our business. These codes are publicly available on our website at www.watsco.com, under the caption “Codes of Conduct” within the Governance section. We intend to post on our website amendments to or waivers from our Code of Conduct for Senior Executives (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors). There were no amendments or waivers from our Code of Conduct for Senior Executives in 2008. Violations under either code of conduct must be reported to the Audit Committee. These materials may also be requested in print by writing to our Investor Relations Department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We review, at least annually, all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We use outside legal counsel to assist in such determination. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the proxy statement. In addition, as set forth in the Audit Committee Charter, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. The following is a summary of certain agreements and transactions among related parties and us. It is our policy that any such agreements and transactions must be entered into in good faith and on fair and reasonable terms that are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. We believe that all agreements and transactions described below met that standard at the time they were affected.

Mr. Alvarez, a director, is the Chief Executive Officer of Greenberg, which serves as one of our outside legal counsels and receives customary fees for legal services. During 2008, we paid this firm $128,000 for services performed. We currently anticipate that this arrangement will continue.

Mr. Nahmad and Mr. Combs each have family members (sons) currently employed with the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Grant Thornton LLP, an independent registered public accounting firm, has been our auditor since August 18, 2005 and has advised us that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries. It is expected that representatives of such firm will (i) attend the annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

PROPOSAL NO 2. TO APPROVE, ADOPT AND RATIFY THE COMPANY’S AMENDED AND RESTATED

2001 INCENTIVE COMPENSATION PLAN

We have in effect the 2001 Incentive Compensation Plan adopted by the Board of Directors and ratified by the shareholders in June 2001, and subsequently re-approved by the Board of Directors and shareholders in 2006. On April 17, 2009, the Board of Directors adopted, and submitted to the shareholders for approval, an Amended and Restated 2001 Incentive Compensation Plan (“2001 Plan”) to increase the number of shares eligible for grant from 3,000,000 to 4,000,000 and include customary provisions intended to ensure compliance with applicable tax regulations and good corporate governance principles.

A general description of the material features of the 2001 Plan, as so amended is discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2001 Plan, which is attached hereto as Appendix A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 2001 Plan.

Introduction

The 2001 Plan is designed to assist us and our subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

Shares Available for Awards & Limitations

Under the 2001 Plan, the total combined number of shares of our Common stock and/or our Class B common stock (Common stock and Class B common stock referred to as “Stock”) that may be delivered in connection with Awards under the 2001 Plan during the term of the Plan is 4,000,000 shares, plus the number of shares with respect to which Awards previously granted under the 2001 Plan that terminate without being exercised, expire, are forfeited or cancelled, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

The 2001 Plan limits the number of shares which may be issued pursuant to incentive stock options to 4,000,000 shares.

In addition, the 2001 Plan imposes individual limitations on the amount of certain Awards to comply with Code Section 162(m). Under these limitations, during any fiscal year Awards relating to more than 1,500,000 shares of Stock may be granted to any one participant for each type of such Award including performance awards, subject to adjustment in certain circumstances. In addition, the maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one participant is $5,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $12,500,000.

The Compensation Committee of the Board (the “Committee”) is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive Awards under the 2001 Plan are executives and other employees, officers, directors, consultants and other persons who provide services to the Company and its subsidiaries, which include approximately 3,100 persons. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the 2001 Plan.

Administration

The 2001 Plan is to be administered by the Committee consisting of not less than two directors, each member of which must be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Committee. Subject to the terms of the 2001 Plan, the Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2001 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2001 Plan.

Stock Options and SARs

The Committee or the Board is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights (“SARs”) entitling the participant to receive the amount by which the fair market value of a share of the Stock on the date of exercise (or defined “change in control price” following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of Stock on the date of grant. For purposes of the 2001 Plan, the term “fair market value” means the fair market value of the Stock, Awards or other property as determined by the Committee or the Board or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the fair market value of the Stock as of any given date shall be the closing sales price per share of the Stock as reported on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee or the Board, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Stock, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee or the Board may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee or the Board. SARs granted under the 2001 Plan may include “limited SARs” exercisable for a stated period of time following a change in control of the Company, as discussed below.

Non-Vested (Restricted) and Deferred Stock

The Committee or the Board is authorized to grant non-vested (restricted) stock and deferred stock. Non-vested (restricted) stock is a grant of shares of Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee or the Board. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Committee or the Board. An Award of deferred stock confers upon a participant the right to receive shares of Stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee or the Board is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Stock, other Awards or other property equal in value to dividends paid on a specific number of shares of Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Stock, Awards or otherwise as specified by the Committee or the Board.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee or the Board is authorized to grant shares of Stock as a bonus free of restrictions, or to grant shares of Stock or other Awards in lieu of Company obligations to pay cash under the 2001 Plan or other plans or compensatory arrangements, subject to such terms as the Committee or the Board may specify.

Other Share-Based Awards

The Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of shares of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the committee upon the grant of the performance award; provided however, that a performance period cannot be shorter than 12 months or longer than five years. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by our company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the five highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

If and to the extent that the Committee determines that these provisions of the 2001 Plan are to be applicable to any award, one or more of the following business criteria for our company, on a consolidated basis, and/or for related entities, or for business or geographical units of the Company and/or a related entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for awards under the 2001 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, operating revenue or equity; (6) economic value added; (7) direct contribution; (8) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (9) working capital or working capital management, including inventory turnover and days sales outstanding; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and (18) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of our company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

At the end of each fiscal year or performance period, the Committee or the Board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance Awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance Awards payable to participants in the 2001 Plan. The Committee or the Board may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Stock, other Awards or other property, in the discretion of the Committee or the Board. The Committee or the Board may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee or the Board may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee or the Board is authorized to place cash, shares of Stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2001 Plan. The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Stock or other property to be distributed will be withheld (or previously acquired shares of Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2001 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the 2001 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee or the Board may, however, grant Awards in exchange for other Awards under the 2001 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2001 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the Committee or the Board may provide in an Award agreement that the performance goals relating to any performance based Award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if so provided in the Award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of the Company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control. For purposes of the 2001 Plan, the term “change in control” generally means (a) approval by shareholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), (b) a change in the composition of the Board such that the persons constituting the current Board, and subsequent directors approved by the current Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or (c) the acquisition (other than from the Company) by any person or group of people of more than 50% (a “Controlling Interest”) of the outstanding shares or combined voting power of the Company’s Stock or outstanding securities entitled to vote generally in the election of Directors (other than acquisitions by the Company or its Subsidiaries, any person who owns a Controlling Interest on the effective date of the Plan, or any employee benefit plan of the Company or its Subsidiaries).

Federal Income Tax Consequences of Awards of Options

The 2001 Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2001 Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Stock acquired on exercise of the Option over the exercise price. If the Optionee is an employee of the Company, that income will be subject to the withholding of Federal income tax. The Optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

If an Optionee pays for shares of Stock on exercise of an Option by delivering shares of the Company’s Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee’s tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee’s tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The 2001 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a “Disqualifying Disposition”), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An Optionee who exercises an incentive stock option by delivering shares of Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee’s alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2001 Plan (e.g., if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2001 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights. The Company may grant SARs separate from any other Award (“Stand-Alone SARs”) or in tandem with Options (“Tandem SARs”) under the 2001 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of Stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Stock on the day it is received over any amounts paid by the recipient for the Stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of Stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of Stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Awards granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such awards, may, if and to the extent so intended by the Committee, qualify as such “performance-based compensation,” so that such awards will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations hereunder may adversely affect the ability of the Company to ensure that awards under the 2001 Plan will qualify as “performance-based compensation” that is fully deductible by the Company under Section 162(m).

Section 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans,” including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2001 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of Company stock. It is the Company’s intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Award or the disposition of Stock acquired as a result of an Award.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the 2001 Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2001 Plan which might increase the cost of the 2001 Plan or alter the eligibility of persons to receive Awards.

Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2001 Plan will terminate at such time as no shares of Stock remain available for issuance under the 2001 Plan and the Company has no further rights or obligations with respect to outstanding Awards under the 2001 Plan.

Shareholder Approval

The affirmative vote of a majority of the shares outstanding (either in person or by proxy), with Common stock and Class B common stock voting together as a single class, with holders of Common stock entitled to one vote per share and holders of Class B common stock entitled to ten votes per share, is required for approval of the Company’s Amended and Restated 2001 Incentive Compensation Plan.

Because future awards under the 2001 Plan are based on the Company’s performance in future years, amounts payable under the 2001 Plan are not determinable for future years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE COMPANY’S AMENDED AND RESTATED 2001 INCENTIVE COMPENSATION PLAN.

PROPOSAL NO. 3 TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

ARTICLES OF INCORPORATION

On April 1, 2009, the Board of Directors adopted and approved an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that vacancies filled by the Board of Directors be subject to reelection at the next annual meeting of shareholders, subject to shareholder approval.

The following is Article V, of the Company’s Amended and Restated Articles of Incorporation as proposed to be in effect upon the adoption of the proposal to amend the Company’s Amended and Restated Articles of Incorporation:

Article V

The Corporation shall have not less than three directors and not more than nine to be divided, as nearly as possible, into three equal classes, Class A, Class B, and Class C to serve in staggered terms of office of three years apiece.

Therefore, approximately one-third of the members of the Board of Directors shall be elected every three years to serve for a term of three years until their successors are duly elected and qualified. Vacancies in the Board of Directors shall be filled by the majority of the directors remaining in office until the next annual meeting of stockholders; and vacancies created by an increase in the number of directors by the Board of Directors between annual stockholders meetings shall be filled by a majority of the directors remaining in office until the next annual meeting of stockholders.

The Board of Directors has concluded that the ability of its shareholders to ratify a vacant board seat filled by the remaining members of the Board is consistent with good corporate governance principles and applicable provisions of the Florida Business Corporation Act.

Shareholder Approval

The affirmative vote of a majority of the shares outstanding (either in person or by proxy), with Common stock and Class B common stock voting together as a single class, with holders of Common stock entitled to one vote per share and holders of Class B common stock entitled to ten votes per share, is required for approval of the amendment to the Amended and Restated Articles of Incorporation.

If the amendment to the Amended and Restated Articles of Incorporation is approved at the annual meeting, it will become effective upon filing of the amendment with the Secretary of the State of Florida, which is expected to be accomplished as promptly as practicable after such approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL NO. 4 TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

ARTICLES OF INCORPORATION

A proposal is being submitted to the shareholders to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock with such preferences, rights and limitations, in one or more classes, and in one or more series within any class, as the Company’s Board of Directors determines is appropriate from time to time (the “Amendment”). The text of the proposed Amendment is set forth in Appendix B to this proxy statement.

Description of, and Rationale for, Proposal

The Board of Directors has concluded that the Company should have a full range of equity financing alternatives available in its Articles of Incorporation (the “Articles”). Currently, the Articles only permit the issuance of Common stock and Class B common stock. The Amendment will provide the Company with increased flexibility to meet the Company’s requirements and to respond to circumstances that could affect the Company’s capital positions in the future, by permitting the Company to issue another type of security (i.e., preferred stock).

Specifically, the Amendment will permit the Company to issue up to 10,000,000 shares of preferred stock from time to time with such features and in such classes and/or series as may be determined by the Board of Directors for any proper corporate purpose. On April 17, 2009, the Board of Directors of the Company approved the Amendment, subject to shareholder approval.

Under the Amendment, the Board of Directors will be expressly authorized at its discretion, subject to the Company’s Articles, as amended from time to time, and the limitations prescribed by law, by the NYSE (the stock exchange on which the Company’s Common stock is listed) or by the AMEX (the stock exchange on which the Company’s Class B common stock is listed), to adopt resolutions to issue preferred shares, to fix the number of shares, to divide the shares into classes and/or series, and to change designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the stockholders.

The Amendment will provide the Company with the flexibility to take advantage of opportunities to raise capital through the issuance of preferred stock; however, we presently have not determined to enter into any particular transaction involving the issuance of preferred stock.

Possible Uses of Proceeds; Alternatives

If the Company raises capital through sales of shares of preferred stock, the Company anticipates various uses of the proceeds for the continued growth of its business, including acquisitions and/or joint ventures, to meet ongoing working capital needs, to finance or refinance the Company’s existing obligations and for other general corporate purposes.

Effects of Shares of Preferred Stock

The Amendment will permit the Company to issue shares of preferred stock to investors on terms determined by the Board of Directors in the future, if the Company identifies opportunities to raise capital through the issuance of such equity security. The issuance of classes or series of preferred stock in the future would affect the rights of the current holders of the Company’s Common Stock, depending upon the terms of such preferred stock, which are unknown at this time. Depending on the terms of such preferred stock, such an issuance could dilute the percentage of equity in the Company held by current holders of Common Stock and potentially affect the market price of the Company’s Common Stock.

Potential Anti-Takeover Effects of Preferred Stock

While providing desirable flexibility in terms of capital raising efforts of the Company, the Amendment could affect the ability of third parties to take over or change the control of the Company and the rights of the holders of common stock will be subject to the rights of any preferred stock that may be issued in the future.

The Board of Directors has no present intention of issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any stockholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. The Board of Directors could, in the exercise of its fiduciary duties to the Company and its stockholders, determine to issue preferred stock for such purposes in the future. The Board of Directors may also issue preferred stock for capital-raising activities or other corporate purposes that have the effect of making an acquisition of the Company materially more difficult or costly. At this time, the only consideration for the potential issuance of preferred stock contemplated by the Board of Directors is for capital-raising purposes only.

Shareholder Approval

The affirmative vote of a majority of the shares outstanding (either in person or by proxy), with Common stock and Class B common stock voting together as a single class, with holders of Common stock entitled to one vote per share and holders of Class B common stock entitled to ten votes per share, is required for approval of the amendment to the Amended and Restated Articles of Incorporation.

If the amendment to the Amended and Restated Articles of Incorporation is approved at the annual meeting, it will become effective upon filing of the amendment with the Secretary of the State of Florida, which is expected to be accomplished as promptly as practicable after such approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy statement will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our 2010 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by the Corporate Secretary no later than [            ], 2010. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to us no later than [            ], 2010, or such proposal will be considered untimely. If a shareholder proposal is received after [            ], 2010, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2010 annual meeting of the shareholders.

By order of the Board of Directors

BARRY S. LOGAN

Senior Vice President and Secretary

Coconut Grove, Florida

[                    ], 2009

Appendix A

WATSCO, INC.

AMENDED AND RESTATED

2001 INCENTIVE COMPENSATION PLAN

(effective as of April 17, 2009)

1. Purpose. The purpose of this WATSCO, INC. AMENDED AND RESTATED 2001 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Watsco, Inc., a Florida corporation (the “Company”) and its Related Entities in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company and its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock Award, Stock granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her non-competition and/or non-disclosure agreement with the Company (or a Related Entity) if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) chronic addiction to alcohol, drugs or other similar substances affecting the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant’s employment was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined with related terms in Section 9 of the Plan.

(h) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations there under and successor provisions and regulations thereto.

(j) “Committee” means the Compensation Committee designated by the Board; provided, however, that the Committee shall consist of at least two directors, each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code, and (iii) “Independent”.

(k) “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

(l) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means uninterrupted provision of services to the Company in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the five highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(o) “Deferred Stock” means a right to receive Stock, including Restricted Stock, cash measured based upon the value of Stock or a combination thereof, at the end of a specified deferral period.

(p) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof

(q) “Director” means a member of the Board or the board of directors of any Related Entity.

(r) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(s) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(t) “Effective Date” means the effective date of the Plan, which shall be June 1, 2001. The “Effective Date” of the Plan, as amended and restated, shall be April 17, 2009.

(u) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(v) “Employee” means any Person, including an officer or Director, who is an employee of the Company or any Related Entity. The Payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules there under and successor provisions and rules thereto.

(x) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(y) “Incentive Stock Option” or “ISO” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(bb) “Listing Market” means the NYSE, the American Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the NASDAQ Stock Market.

(cc) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(dd) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ee) “Outside Director” means a member of the Board who qualifies as an “outside director” under Section 162(m) of the Code and as a “Non-Employee Director” under Rule 16b-3 promulgated under the Exchange Act.

(ff) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(gg) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(hh) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ii) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(jj) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(kk) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ll) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(mm) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(nn) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(oo) “Restricted Stock” means any Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Stock and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Stock and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(pp) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(qq) “Rule 16b-3” and “Rule 16a-l(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(rr) “Stock” means the Company’s Common Stock, par value $.50 per share (the “Common Stock”) and/or the Company’s Class B Common Stock, par value $.50 per share (the “Class B Common Stock”), and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(ss) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(tt) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(uu) “Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a Related Entity acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Limitation on Overall Number of Shares of Stock Available for Delivery Under the Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 4,000,000, plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 4,000,000 shares.

(b) Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares of Stock Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such shares of Stock, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Stock subject to such Award, the Stock to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then only the number of shares of Stock issued net of the shares tendered or withheld shall be counted for purposes of determining the maximum number of shares of Stock available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Stock authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Stock authorized for delivery under the Plan; if and to the extent that the use of such Stock would not require approval of the Company’s shareholders under the rules of the Listing Market.

(iv) Any share of Stock that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) share.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 1,500,000 shares of Stock or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 1,500,000 shares of Stock. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is

(x) $5,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $12,500,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6 . In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Related Entity and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(iv) Repurchase Rights. The Committee and the Board shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Related Entity) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right.

(v) Formula Grants to Outside Directors. The Committee and the Board each is authorized to grant Options to Participants who are Outside Directors on the following terms and conditions:

(1)	Each Outside Director who, prior to 1998, was not granted an option under any prior plan to purchase shares of Common Stock shall receive an Option to purchase shares of Common Stock upon his or her initial election to the Board as may be determined by the Compensation Committee or Nominating Committee. All such Options shall become fully exercisable at 20% per year commencing on the first anniversary of the date of grant. Commencing on the sixth anniversary of the date of his or her initial election to the Board, and thereafter on each anniversary that such Outside Director is a member of the Board, each such Outside Director shall receive an Option to purchase 3,375 shares of Common Stock, which option shall become fully exercisable on the first anniversary of the date of grant.

(2)	Each Outside Director who, prior to 1998, was granted an option to purchase under any prior plan shares of Common Stock shall receive, commencing on the sixth anniversary of the date of the last grant of an Option to such Outside Director and thereafter on each anniversary that such Outside Director is a member of the Board, an Option to purchase 3,375 shares of Common Stock which Option shall become fully exercisable on the first anniversary of the date of grant.

(3)	The per share exercise price of all Options granted to Outside Directors pursuant to paragraphs (1) and (2) of this Section 6(b)(v) will be equal to the Fair Market Value of the Common Stock underlying such Option on the date such Option is granted. The unexercised portion of any Option granted pursuant to paragraphs (1) or (2) of this Section 6(b)(v) shall become null and void three months after the date on which such Outside Director ceases to be a Director for any reason.

(4)	Options to Outside Directors may also be granted pursuant to the other provisions of this Section 6(b), subject to the provisions of the Plan generally applicable to Options granted pursuant to Section 6(b).

(c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a “Limited SAR” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the BAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

(ii) Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant’s Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

(g) Dividend Equivalents. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Participant payable in cash, Stock, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis

(i) Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted there under or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. The Committee and the Board shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Optionee’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a share of Stock on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee or the Board reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee or the Board, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee or the Board determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award. The Company does not make any representation to the Participant that any Awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that any Participant or Beneficiary may incur in the event that any provision of this Plan, any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(iii) Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8. Code Section 162(m) Provisions.

(a) Covered Employees. Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b) Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations there under including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being substantially uncertain. One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a share of Stock. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poors 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.” If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 9(b):

(i) The Committee may, within its discretion, accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a) hereof;

(ii) The Committee may, within its discretion, accelerate the exercisability of any limited SARs (and other SARs if so provided by their terms) and provide for the settlement of such SARs for amounts, in cash, determined by reference to the Change in Control Price;

(iii) The Committee may, within its discretion, lapse the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, within its discretion, deem such performance goals and other conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:

(i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a “Corporate Transaction”) is subsequently abandoned);

(ii) Individuals who, as of the date on which the Award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest (3) any employee benefit plan of the Company or its Subsidiaries or (4) directly or indirectly by or for the benefit of Albert H. Nahmad and/or the members of his family.

(c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b) (i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Related Entity), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee or the Board to be appropriate, then the Committee or the Board shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee or Board determines to be appropriate.

(ii) Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 9(a)(iv) hereof, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations there under to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations there under. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Taxes. The Company and any Related Entity is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee or the Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan

(l) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan became effective on the Effective Date, and the amended and restated Plan shall become effective on April 17, 2009, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable NASDAQ requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

Appendix B

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

WATSCO, INC.

Watsco, Inc., a Florida corporation (the “Corporation”), hereby certifies, pursuant to and in accordance with Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), for the purpose of filing these Articles of Amendment to the Amended and Restated Articles of Incorporation (these “Amended Articles”) with the Department of State of the State of Florida, that:

1.	The name of the Corporation is Watsco, Inc.

2.	The Corporation’s Articles of Incorporation are hereby amended as set forth below:

RESOLVED, that Section A in Article III of the Corporation’s Amended and Restated Articles of Incorporation hereby is amended in its entirety to read as follows:

ARTICLE III

A. The aggregate number of shares of Capital Stock which the Corporation shall have the authority to issue is 80,000,000 shares, of which (i) 60,000,000 shares, at the par value of $.50 per share, shall be designated as Common Stock, (ii) 10,000,000 shares, at the par value of $.50 per share, shall be designated as Class B Common Stock and (iii) 10,000,000 shares, at the par value of $.50 per share, shall be designated as Preferred Stock.

FURTHER RESOLVED, that Section C is hereby added to Article III of the Corporation’s Amended and Restated Articles of Incorporation, which shall read as follows:

C. The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations, preferences or restrictions thereof, all as may be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority to do so which is hereby vested in the Board of Directors.

3.	The Amended Articles were adopted and approved on April 17, 2009 (i) by a resolution adopted and approved by the directors of the Corporation and (ii) by the affirmative vote of a majority of the outstanding shares of Common stock and Class B common stock of the Company voting together as a class pursuant to Section 607.0704 of the FBCA (the number of votes cast by these voting groups on these Amended Articles was sufficient for approval by these voting groups). The Amended Articles shall be effective upon filing with the Department of State of the State of Florida.

B-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Amended and Restated Articles of Incorporation to be executed by a duly authorized officer of the Corporation as of this 17th day of April, 2009.

WATSCO, INC.

By:	/s/ Barry S. Logan
Barry S. Logan Senior Vice President

B-2

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR COMMON STOCK

2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”). The undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders of the Company to be held at [                                                             ] on [                    ,    ], 2009, at [            ] a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR ☐ WITHHOLD VOTE ☐ To elect Robert L. Berner III as a Common stock director until the annual meeting of shareholders in 2010, to elect Denise Dickins as a Common stock director until the annual meeting of shareholders in 2011 and to elect Gary L. Tapella as a Common stock director until the annual meeting of shareholders in 2012, or until their successors are duly elected and qualified, except vote withheld from the following nominee(s) (if any).

(2)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve, adopt and ratify the Company’s Amended and Restated 2001 Incentive Compensation Plan.

(3)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that vacancies filled by the Board of Directors be subject to reelection at the next annual meeting of shareholders.

(4)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock.

(5)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2008 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated [            ], 2009.

Date:	, 2009

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”). The undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders of the Company to be held at [                                        ] on [                    ,    ], 2009, at [            ] a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR ☐ WITHHOLD VOTE ☐ To elect Frederick H. Joseph as a Class B common stock director until the annual meeting of shareholders in 2011 and to elect Cesar L. Alvarez and Albert H. Nahmad as Class B common stock directors until the annual meeting of shareholders in 2012, or until their successors are duly elected and qualified, except vote withheld from the following nominee(s) (if any).

(2)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve, adopt and ratify the Company’s Amended and Restated 2001 Incentive Compensation Plan.

(3)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that vacancies filled by the Board of Directors be subject to reelection at the next annual meeting of shareholders.

(4)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock.

(5)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2008 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated [            ], 2009.

Date:	, 2009

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.